Exhibit 4.64
                                                                    ------------



                                 AMENDMENT NO. 3
                           TO NOTE PURCHASE AGREEMENT
                           Dated as of April 16, 2002

          This AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT, dated as of April 16, 2002 (this "Amendment") is among RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), the entities party hereto as Conduit Purchasers ("Conduit Purchasers"), the entities party hereto as Committed Purchasers ("Committed Purchasers"), the entities party thereto as Managing Agents ("Managing Agents"), and Bank One, NA ("Administrative Agent").

                                    RECITALS:

          A. RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001 and by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002 (the "Note Purchase Agreement").

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement dated as of April 20, 2001 and by that certain Amendment No. 2 to Series 2000-1 Supplement dated as of January 31, 2002 (the "Supplement").

          C. Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 3 to Series 2000-1 Supplement (the "Supplement Amendment" and, together with this Amendment, the "Series 2000-1 Amendments").

          D. The parties hereto wish to add HOLLAND LIMITED SECURITIZATION, INC. ("Holland"), as a Conduit Purchaser, and ING CAPITAL MARKETS LLC ("ING"), as a Committed Purchaser.

          E. The parties hereto wish to amend the Note Purchase Agreement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

          a. "Amendment Effective Date" means the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 3 hereof, have been satisfied.

          b. "ING Fee Letter" means that certain letter dated April __, 2002 among RCFC, the Administrative Agent and ING setting forth certain fees payable by RCFC in connection with this Amendment.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on ranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

          a. Section 1.01 of the Note Purchase Agreement is hereby amended as follows:

               1. The definition of "Ownership Group" is hereby amended in its entirety to read as follows:

                      "Ownership Group" means  each of the  following  groups of
               Note Purchasers:

                           (i) Bank One, NA ("Bank One"), Deutsche Bank, AG, acting through its New York Branch "Deutsche Bank"), Falcon Asset Securitization Corporation, and any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                           (ii)   The  Bank  of  Nova  Scotia  ("BNS"),  Liberty
                      Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                           (iii)  Dresdner  Bank   AG  ("Dresdner"),   Beethoven
                      Funding Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

                           (iv) ING Capital Markets LLC ("ING"), Holland Limited Securitization, Inc., and any other Conduit Purchaser administered by ING or any of ING's Affiliates (the "ING Ownership Group").

                           (v) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

                      By way of example and for avoidance  of doubt, each of the
               Bank One Ownership Group, the BNS Ownership Group, the Dresdner Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

                      In  the  even t more  than  one  Conduit  Purchaser  in  a particular Ownership Group becomes a party to this Agreement, the parties hereto agree to cooperate in good faith, at the request of the applicable Managing Agent, to amend this Agreement to provide for separate Ownership Groups for each Conduit Purchaser in such Ownership Group.

          b. Section 1.01 of the Note Purchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

               1. "ING" has the meaning specified in the definition of Ownership Group.

               2. "ING Ownership Group" has the meaning specified in the definition of Ownership Group.

          c. Schedule I to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule I attached hereto as Exhibit A.

          d. Schedule II to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule II attached hereto as Exhibit B.

          e. Schedule III to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule III attached hereto as Exhibit C.

     3. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

          a. The Administrative Agent shall have received counterparts of the Series 2000-1 Amendment signed by the parties hereto. The Administrative Agent shall have received the ING Fee Letter, and such document shall be in full force and effect.

          b. Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

          c. The Managing Agents shall have received copies of (i) the Certificate of Incorporation and By-Laws of RCFC, DTAG, Dollar and Thrifty (ii) board of directors resolutions of RCFC, DTAG, Dollar and Thrifty with respect to the transactions contemplated by the Series 2000-1 Amendments and (iii) incumbency certificates of RCFC, DTAG, Dollar and Thrifty each certified by appropriate corporate authorities.

          d. Counsel to RCFC, DTAG, Dollar and Thrifty shall have delivered to the Managing Agents favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

          e. Special New York counsel to RCFC and DTAG shall have delivered favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

          f. Counsel to the Trustee shall have delivered to the Managing Agents a favorable opinion, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel.

          g. ING shall have received payment of the fees payable pursuant to the ING Fee Letter.

          h. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

          i. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

          j. The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

     4. Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

          a. The performance of RCFC's obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the "Amended Series Documents"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

          b. No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of this Amendment or the Supplement Amendment by RCFC or the consummation by RCFC of the transactions contemplated hereby or thereby or by the Amended Series Documents.

          c. Each of this Amendment and the Supplement Amendment has been duly authorized, executed and delivered by RCFC, and this Amendment, the Supplement Amendment and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to RCFC's knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to this Amendment, the Supplement Amendment or any Amended Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

     5. Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this
Amendment:

          a. The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

          b. No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment by DTAG or the consummation by DTAG of the transactions contemplated hereby.

          c. This Amendment has been duly authorized, executed and delivered by DTAG and is the valid and legally binding obligation of DTAG, enforceable against DTAG in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

     6.   Reference to and Effect on Note Purchase Agreement.

          a. Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to "the Note Purchase Agreement", "the Series 2000-1 Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

          b. Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

          c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

          d. On and as of the Amendment Effective date, Holland and ING shall be deemed to be a party to the Note Purchase Agreement (without further action) as a Conduit Purchaser and a Committed Purchaser, respectively, and shall have all of the rights, duties and obligations of a Conduit Purchaser and a Committed Purchaser party to the Note Purchase Agreement (as amended hereby).

     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        RENTAL CAR FINANCE CORP., as Seller


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP,
                                          INC., as Master Servicer


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        FALCON ASSET SECURITIZATION
                                          CORPORATION, as a Conduit Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        BANK ONE, NA, as a Committed Purchaser,
                                          as the Managing Agent for the Bank One
                                          Ownership Group and as the
                                          Administrative Agent


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DEUTSCHE BANK, AG, New York Branch,
                                          as a Committed Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        LIBERTY STREET FUNDING CORP., as a
                                          Conduit Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        THE BANK OF NOVA SCOTIA, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the BNS Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        BEETHOVEN FUNDING CORPORATION, as a
                                          Conduit Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DRESDNER BANK AG, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the Dresdner Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        HOLLAND LIMITED SECURITIZATION, INC.,
                                          as a Conduit Purchaser


                                        By:  ING Capital Markets LLC,
                                             as attorney-in-fact


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        ING CAPITAL MARKETS LLC, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the ING Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                   SCHEDULE I

                              ADDRESSES FOR NOTICE


In the case of RCFC:
-------------------

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Master Servicer:
----------------------------------

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Administrative Agent:
---------------------------------------

Bank One, NA
1 Bank One Plaza
Suite 0612
Chicago, Illinois  60670
Facsimile:  (312) 732-3600
Attention:  Rental Car Finance Portfolio Manager

In the case of the Conduit Purchasers:
-------------------------------------

Falcon Asset Securitization Corporation
c/o Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-1844
Attention:  Falcon Funding Manager

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY  10036
Facsimile:  (212) 302-8767
Attention:  Andrew L. Stidd

                                 Schedule I - 1

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 506-6994

Beethoven Funding Corporation
c/o Dresdner Bank AG, New York Branch
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-2780

With a copy to:

Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8768

Holland Limited Securitization, Inc.
c/o ING Capital Markets LLC
1325 Avenue of the Americas
New York, New York 10019
Attention:  Michelle LoVuolo
Facsimile:  (646) 424-6251
Telephone: (646) 424-6827

c/o Lord Securities
48 Wall Street, 27th Floor
New York, New York 10005
Attention:  Andy Yan
Facsimile:  (212) 346-9864
Telephone:  (212) 346-9012

In the case of the Committed Purchasers and the Managing Agents:
---------------------------------------------------------------

Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-2445
Attention:  Rental Car Finance Portfolio Manager

                                 Schedule I - 2

Deutsche Bank, AG, New York Branch
31 West 52nd Street, 17th Floor
New York, NY 10019
Attention:  Hyun Lim
Facsimile:  (212) 469-7935

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  Norman Last
Facsimile:  (212) 506-6994

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 506-6994

Dresdner Bank AG
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-2780

ING Capital Markets LLC
1325 Avenue of the Americas
New York, New York 10019
Attention:  Michelle LoVuolo
Facsimile:  (646) 424-6251
Telephone:  (646) 424-6827

                                 Schedule I - 3

                                                                       EXHIBIT B


                                   SCHEDULE II


                              GROUP FUNDING LIMITS


     Ownership Group                  Group Funding Limit
     ---------------                  -------------------

     Bank One Ownership Group         One Hundred Twenty-five million dollars
                                      ($125,000,000)

     BNS Ownership Group              Seventy-five million dollars ($75,000,000)

     Dresdner Ownership Group         Seventy-five million dollars ($75,000,000)

     ING Ownership Group              Fifty million dollars ($50,000,000)


                                Schedule II - 1



                                                                                                    EXHIBIT C

                                                  SCHEDULE III

                                              PURCHASER PERCENTAGES

     Managing Agent             Conduit Purchaser             Committed Purchaser        Purchaser Percentage
     --------------             -----------------             -------------------        --------------------
     Bank One, NA               Falcon Asset Securitization   Bank One, NA                    23.076924%
                                Corporation
                                                              Deutsche Bank, AG               15.384615%

     The Bank of Nova Scotia    Liberty Street Funding Corp.  The Bank of Nova Scotia         23.076923%

     Dresdner Bank AG           Beethoven Funding             Dresdner Bank                   23.076923%
                                Corporation

     ING Capital Markets LLC    Holland Limited               ING Capital Markets LLC         15.384615%
                                Securitization, Inc.

